As Filed with the Securities and Exchange Commission on October 19, 2005
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________
Inhibitex, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	2836	74-2708737
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification Number)
9005 Westside Parkway
Alpharetta, GA 30004
(678) 746-1100
(Address Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
_______________
William D. Johnston, Ph.D.
President and Chief Executive Officer
9005 Westside Parkway
Alpharetta, GA 30004
(678) 746-1100
(Name, Address Including Zip Code and Telephone Number,
Including Area Code of Agent for Service)
_______________
Copies to:
David S. Rosenthal, Esq.
Dechert LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 698-3500
_______________
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the registrant.
_______________
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
_______________
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
TITLE OF EACH CLASS OF SECURITIES TO	Amount to be	Offering Price	Aggregate	Amount of
BE REGISTERED	Registered (1)(2)	per Unit	Offering Price (1)	Registration Fee

Common Stock, $.001 par value per share, and Warrants	$125,000,000	100%	$125,000,000	$14,712.50

(1)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933. Includes an indeterminate amount and number of Common Stock and warrants as may be issued at indeterminate prices, but with an aggregate maximum offering price not to exceed $125,000,000.

(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

Subject to completion, dated October 19, 2005
PROSPECTUS
$125,000,0000
Common Stock
Warrants
We may from time to time sell shares of our Common Stock, $0.001 par value per share, and Warrants to purchase our Common Stock, with an aggregate maximum offering price of up to $125,000,000.
Each time we sell any of these securities, we will provide the specific terms related to such sales in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus.
We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of these securities, the applicable prospectus supplement will set forth the names of these agents, dealers or underwriters and any applicable fees, commissions or discounts.
Our Common Stock is quoted on the Nasdaq National Market under the symbol “INHX”. On October 13, 2005, the last reported sale price for our Common Stock was $9.68.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on Page 5 for information that you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 19, 2005

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using what is referred to as a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell a combination of Common Stock and Warrants, or only Common Stock or Warrants, as described in this prospectus, in one or more offerings up to a total dollar amount of $125,000,000 . This prospectus provides you with a general description of the securities we may offer. Each time that these securities are sold, a prospectus supplement that contains specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”
We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus and the accompanying prospectus supplement, nor any sale hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in our affairs subsequent to the date set forth on the front of such document, that the information contained herein and the accompanying prospectus supplement is correct as of any time subsequent to the date set forth on the front of such document, or that any information incorporated by reference is correct as of any time subsequent to the date set forth on the front of such document.

OVERVIEW
This summary does not contain all of the information you should consider before investing in our securities. Prior to deciding to invest in our securities, you should read this entire prospectus carefully, including the section entitled “Risk Factors” and other information incorporated herein by reference. Unless otherwise specified, references in this prospectus to “Inhibitex,” the “Company,” “we,” “our” and “us” refer to Inhibitex, Inc.
Our Business
We are a biopharmaceutical company committed to the discovery, development and commercialization of novel antibody-based products for the prevention and treatment of serious bacterial and fungal infections. We currently have two product candidates in late-stage clinical development and three product candidates in preclinical development. Our product candidates have been developed based on our expertise in MSCRAMM proteins for which we own or have licensed numerous patents and patent applications. MSCRAMM proteins are located on the surface of pathogenic organisms, such as bacteria and fungi, and play a prominent role in the process of infection. These proteins enable such organisms to initiate and maintain an infection by adhering to specific sites on human tissue or implanted medical devices. Our antibody-based product candidates are designed to bind to specific MSCRAMM proteins, thereby preventing or reducing the severity of infections. We believe our antibody-based product candidates that utilize MSCRAMM proteins may provide a number of advantages over existing anti-infective therapies, including: the ability to be used prophylactically in patients in whom the preventive use of antibiotics is not appropriate or recommended; improved patient outcomes by reducing the incidence of secondary site infections, relapse rates, mortality and length of stay in the intensive care unit or hospital; a lower likelihood of inducing patterns of drug resistance due to their mechanisms of action; and fewer side effects.
In February 2004, we completed a 512 patient Phase II clinical trial of Veronate, our lead product candidate, which we are developing for the prevention of hospital-associated infections in premature, very low birth weight, or VLBW, infants. In May 2004, we commenced enrollment in a 2,000 patient Phase III clinical trial for Veronate. We anticipate that this trial will be fully enrolled in November 2005, with related data expected to be available in the second quarter of 2006. Veronate has been granted Fast Track and Orphan Drug status by the U.S. Food and Drug Administration, or FDA.
Our second product candidate is Aurexis, for which we completed a 60 patient Phase II clinical trial in May 2005 evaluating it as first-line therapy, in combination with antibiotics, to treat serious, life-threatening S. aureus, bloodstream infections in hospitalized patients. The Phase II trial was designed to evaluate the safety, pharmacokinetics and preliminary efficacy of Aurexis. Pending the outcome of discussions with the FDA, we plan to initiate a larger follow-on clinical trial for Aurexis in this same indication in the first quarter of 2006. We have also completed a Phase I clinical trial of Aurexis in patients with end stage renal disease, and have recently initiated a Phase II clinical trial to evaluate it in patients with cystic fibrosis. We may also initiate future clinical trials for Aurexis for other indications. Aurexis has also been granted Fast Track status by the FDA.
We have retained all worldwide rights to both Veronate and Aurexis and intend to commercialize Veronate, and potentially Aurexis, in the United States by establishing a specialized, hospital-based sales force. We currently do not have any commercialization capabilities, and it is possible that we may never be able to successfully commercialize any of our product candidates. Further, we have neither received regulatory approval for, nor derived any commercial revenues from, either of these product candidates.
We currently have three other product candidates in preclinical development, all of which are based on the use of MSCRAMM proteins. One of these candidates targets hospital-associated enterococcal infections and is the subject of a joint development agreement with Dyax Corp., and another is a human staphylococcal vaccine being developed by Wyeth that is the subject of a worldwide license and collaboration agreement.
Other Information
We were incorporated in Delaware in May 1994. Our principal executive offices are located at 9005 Westside Parkway, Alpharetta, Georgia 30004. Our telephone number is (678) 746-1100. Our website is www.inhibitex.com. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus. Inhibitex(R), MSCRAMM(R), Veronate(R) and Aurexis(R) are registered trademarks of Inhibitex, Inc. MSCRAMM is an acronym for Microbial Surface Components Recognizing Adhesive Matrix Molecules.

RISK FACTORS
Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” under Item 1 of Part 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which is incorporated by reference into this prospectus, and any subsequent report that is incorporated by reference into this prospectus.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “forecast,” “potential,” “likely” or “possible”, as well as the negative of such expressions, and similar expressions intended to identify forward-looking statements. There may be events in the future that we are unable to predict accurately, or over which we have no control. Before you purchase our securities, you should read this prospectus and the documents that we reference or incorporate by reference in this prospectus or registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our business, financial condition, results of operations, and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented or incorporated by reference in this prospectus, and particularly our forward-looking statements, by these cautionary statements
USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities (including proceeds, if any, received from the exercise of warrants sold by us) for general corporate purposes, which may include the development and commercialization of our product candidates, working capital, capital expenditures, licensing rights to intellectual property and acquisitions of other businesses, technologies and compounds. When any particular securities are offered, the respective prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Our management will have broad discretion in the allocation of the net proceeds of the offering. Pending the application of the net proceeds for these purposes, we expect to invest such proceeds in short-term, interest-bearing instruments or other investment-grade securities.

GENERAL DESCRIPTION OF SECURITIES
We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $125,000,000 aggregate offering price of:
•	shares of our Common Stock, par value $.001 per share; or

•	Warrants to purchase our Common Stock; or

•	any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.
When any particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities, as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.
Description of Capital Stock
The description of our Common Stock contained in the registration statement on Form 8-A, filed on May 21, 2004, and all amendments and reports updating such description are incorporated herein by reference.
Description of Warrants
We may issue, either separately or together with Common Stock, Warrants to purchase our Common Stock. We may issue each series of Warrants under a separate Warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the specific terms of any Warrants for which we are delivering this prospectus, including the aggregate number of Warrants, the offering and exercise price or prices of the Warrants, the designation and terms of the underlying Common Stock, the exercise date and expiration date for such Warrants and any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants. As of September 30, 2005, we had warrants outstanding to purchase 3,800,143 shares of our Common Stock.

PLAN OF DISTRIBUTION
We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. We have reserved the right to sell securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Sales of Common Stock may be effected from time to time in one or more transactions on the Nasdaq or in negotiated transactions or a combination of those methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may receive compensation from us in the form of fees, underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a reasonable efforts basis and a dealer will purchase securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.
Any fees or underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for expenses.
To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies may also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC.
This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site (http://www.sec.gov).
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of the prospectus but before the termination of any offering made under this prospectus and accompanying prospectus supplement:
•	our annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 28, 2005;

•	our definitive proxy statement filed with the SEC on April 14, 2005;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 10, 2005;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2005, filed with the SEC on August 15, 2005;

•	our current reports on Form 8-K, filed with the SEC on January 7, 2005, February 2, 2005, March 24, 2005, May 10, 2005, May 18, 2005, June 20, 2005, August 1, 2005, August 4, 2005, August 18, 2005, August 23, 2005 and September 6, 2005; and

•	the description of our Common Stock contained in the registration statement on Form 8-A, filed on May 21, 2004, and all amendments and reports updating such description.
Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, GA 30004, Attn: Corporate Secretary. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Dechert LLP, New York, New York.
EXPERTS
The financial statements of Inhibitex, Inc. appearing in Inhibitex, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$125,000,000
Common Stock
Warrants

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by us in connection with the distribution of the securities being registered are set forth:

SEC registration fee	$14,712.50
Accountants’ fees and expenses	10,000.00
Legal fees and expenses	15,000.00
Printing and engraving expenses	—
Miscellaneous	5,000.00
Total expenses	$44,712.50

Item 15. Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually or reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.
Our amended and restated certificate of incorporation provides that we shall indemnify our directors, officers and employees (and those serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against all expenses (including attorney’s fees), liability and loss in any action, suit or proceeding arising out of his or her status as a director, officer, employee or agent or activities in any of those capacities. We shall pay expenses incurred by a director, officer, employee or agent in defending an action, suit or proceeding, or appearing as a witness at a time when he or she has not been named as a defendant or a respondent, in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.
We have entered into separate, but identical, indemnity agreements with each of our directors and executive officers and we expect to enter into similar indemnity agreements with persons who become directors or executive officers in the future. These indemnity agreements provide that we will indemnify our directors or executive officers, or the indemnitees, against any amounts that he or she becomes legally obligated to pay in connection with any claim against him or her based upon any act, omission, neglect or breach of duty that he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of Inhibitex; provided that such claim: (i) is not based upon the indemnitee’s gaining any personal profit or advantage to which he or she is not legally entitled; (ii) is not for an accounting of profits made from the purchase or sale by the indemnitee of our securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; and (iii) is not based upon the indemnitee’s knowingly fraudulent, deliberately dishonest or willful misconduct.

The indemnity agreements also provide that all costs and expenses incurred by the indemnitee in defending or investigating any such claim shall be paid by us in advance of the final disposition thereof unless a majority of our directors who are not parties to the action, independent legal counsel in a written opinion, our stockholders or a court of competent jurisdiction in a final, unappealable adjudication determine that: (i) the indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests or (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his or her conduct was unlawful. Each indemnitee has undertaken to repay us for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he or she is not entitled to indemnification under the indemnity agreements.
We also carry liability insurance covering each of our directors and officers.
Our amended and restated certificate of incorporation states that our directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.
Item 16. Exhibits
Exhibits

Exhibit No.	Description
1.1(1)	Form of Underwriting Agreement.

4.1	Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 3, 2004 (the “March 2004 S-1”)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the March 2004 S-1).

4.3	Specimen certificate evidencing the Common Stock (incorporated by reference to Exhibit 10.2 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 6, 2004).

4.4(1)	Form of Warrant.

5.1	Opinion of Dechert LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dechert LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned Registrant hereby further undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on October 19, 2005.

Inhibitex, Inc.

By:	/s/ William D. Johnston, Ph.D.

William D. Johnston, Ph.D.
President and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints William D. Johnston and Russell H. Plumb, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ William d. johnston, Ph.D. William D. Johnston, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2005

/s/ russell h. plumb Russell H. Plumb	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 19, 2005

/s/ michael a. henos Michael A. Henos	Chairman of the Board of Directors	October 19, 2005

/s/ m. james barrett, ph.d M. James Barrett, Ph.D.	Director	October 19, 2005

/s/ carl e. brooks	Director	October 19, 2005
Carl E. Brooks

/s/ Robert A. Hamm Robert A. Hamm	Director	October 19, 2005

/s/ russell m. medford, m.d., ph.d. Russell M. Medford, M.D., Ph.D.	Director	October 19, 2005

/s/ joseph m. patti, m.s.p.h., ph.d. Joseph M. Patti, M.S.P.H., Ph.D.	Director	October 19, 2005

/s/ marc l. preminger Marc L. Preminger	Director	October 19, 2005

/s/ louis w. sullivan, m.d. Louis W. Sullivan, M.D.	Director	October 19, 2005

/s/ A. Keith willard A. Keith Willard	Director	October 19, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1(1)	Form of Underwriting Agreement.

4.1	Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 3, 2004 (the “March 2004 S-1”)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the March 2004 S-1).

4.3	Specimen certificate evidencing the Common Stock (incorporated by reference to Exhibit 10.2 of Amendment No. 2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 6, 2004).

4.4(1)	Form of Warrant.

5.1	Opinion of Dechert LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dechert LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.